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EXHIBIT 99.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

February 14, 2000

Ladies and Gentlemen:

We were previously principal accountants for First Seismic Corporation (the "Company") and we reported on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1995, 1996, 1997 and 1998. We have read the statements made by the Company (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report filed February 14, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,
/s/ Harper & Pearson Company, P.C.
Harper & Pearson Company, P.C.